Exhibit 99.2
Notes to Footnote 2:

The amount reported includes the shares of Common Stock issued upon conversion of the number of shares of Series F-2 Convertible
Preferred Stock held by the reporting persons as listed in the table below. Each share of Series F-2 Convertible Preferred Stock automatically converted into approximately 0.2056 shares of Common Stock upon consummation of Acusphere's initial public offering on October 14, 2003. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary ownership therein.

--------------------------------------------------------- --------------------------- --------------------------------
                         Holder                              Shares of Series F-2      Shares of Common Stock Issued
                                                            Convertible Preferred      Upon Conversion of the Series
                                                           Stock held by the Holder   F-2 Convertible Preferred Stock
--------------------------------------------------------- --------------------------- --------------------------------
Thomas Weisel Capital Partners, L.P.                              2,107,943                       433,452
--------------------------------------------------------- --------------------------- --------------------------------
TWP CEO Founder's Circle (AI), L.P.                                 48,701                        10,014
--------------------------------------------------------- --------------------------- --------------------------------
TWP CEO Founder's Circle (QP), L.P.                                177,933                        36,588
--------------------------------------------------------- --------------------------- --------------------------------
Thomas Weisel Capital Partners (Dutch), L.P.                        49,316                        10,141
--------------------------------------------------------- --------------------------- --------------------------------
Thomas Weisel Capital Partners (Dutch II), L.P.                     49,316                        10,141
--------------------------------------------------------- --------------------------- --------------------------------
Thomas Weisel Capital Partners Employee Fund, L.P                   19,842                         4,080
--------------------------------------------------------- --------------------------- --------------------------------
TWP 2000 Co-Investment Fund, L.P.                                   40,372                         8,302
----------------------------------------------------------------------------------------------------------------------

Notes to Footnote 3:

The amount reported includes the shares of Common Stock issued upon conversion of the number of shares of Series I-2 Convertible Preferred Stock held by the reporting persons as listed in the table below. Each share of Series I-2 Convertible Preferred Stock automatically converted into approximately 0.5615 shares of Common Stock upon consummation of Acusphere's initial public offering on October 14, 2003. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary ownership therein.


--------------------------------------------------------- --------------------------- --------------------------------
                         Holder                              Shares of Series I-2      Shares of Common Stock Issued
                                                            Convertible Preferred      Upon Conversion of the Series
                                                           Stock held by the Holder   I-2 Convertible Preferred Stock
--------------------------------------------------------- --------------------------- --------------------------------
Thomas Weisel Capital Partners, L.P.                               446,647                       250,777
--------------------------------------------------------- --------------------------- --------------------------------
TWP CEO Founder's Circle (AI), L.P.                                 10,319                         5,794
--------------------------------------------------------- --------------------------- --------------------------------
TWP CEO Founder's Circle (QP), L.P.                                 37,702                        21,168
--------------------------------------------------------- --------------------------- --------------------------------
Thomas Weisel Capital Partners (Dutch), L.P.                        10,449                         5,867
--------------------------------------------------------- --------------------------- --------------------------------
Thomas Weisel Capital Partners (Dutch II), L.P.                     10,449                         5,867
--------------------------------------------------------- --------------------------- --------------------------------
Thomas Weisel Capital Partners Employee Fund, L.P                    4,021                         2,258
--------------------------------------------------------- --------------------------- --------------------------------
TWP 2000 Co-Investment Fund, L.P.                                    6,729                         3,778
--------------------------------------------------------- --------------------------- --------------------------------

Notes to Footnote 4:

The amount reported includes the shares of Common Stock issued upon conversion of the number of shares of Series J-2 Convertible Preferred Stock held by the reporting persons as listed in the table below. Each share of Series J-2 Convertible Preferred Stock automatically converted into approximately 0.1667 shares of Common Stock upon consummation of Acusphere's initial public offering on October 14, 2003. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary ownership therein.

--------------------------------------------------------- --------------------------- --------------------------------
                         Holder                              Shares of Series J-2      Shares of Common Stock Issued
                                                            Convertible Preferred      Upon Conversion of the Series
                                                           Stock held by the Holder   J-2 Convertible Preferred Stock
--------------------------------------------------------- --------------------------- --------------------------------
Thomas Weisel Capital Partners, L.P.                             3,051,059                       508,510
--------------------------------------------------------- --------------------------- --------------------------------
TWP CEO Founder's Circle (AI), L.P.                                 70,491                        11,749
--------------------------------------------------------- --------------------------- --------------------------------
TWP CEO Founder's Circle (QP), L.P.                                257,542                        42,924
--------------------------------------------------------- --------------------------- --------------------------------
Thomas Weisel Capital Partners (Dutch), L.P.                        71,380                        11,897
--------------------------------------------------------- --------------------------- --------------------------------
Thomas Weisel Capital Partners (Dutch II), L.P.                     71,380                        11,897
--------------------------------------------------------- --------------------------- --------------------------------
Thomas Weisel Capital Partners Employee Fund, L.P                   24,247                         4,041
--------------------------------------------------------- --------------------------- --------------------------------


Notes to Footnote 5:

The amount reported includes the shares of Common Stock issued upon conversion of the number of shares of Series J-3 Convertible Preferred Stock held by the reporting persons as listed in the table below. Each share of Series J-3 Convertible Preferred Stock automatically converted into approximately 0.3333 shares of Common Stock upon consummation of Acusphere's initial public offering on October 14, 2003. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary ownership therein.


--------------------------------------------------------- --------------------------- --------------------------------
                         Holder                              Shares of Series J-3      Shares of Common Stock Issued
                                                            Convertible Preferred      Upon Conversion of the Series
                                                           Stock held by the Holder   J-3 Convertible Preferred Stock
--------------------------------------------------------- --------------------------- --------------------------------
Thomas Weisel Capital Partners, L.P.                              1,925,973                       641,991
--------------------------------------------------------- --------------------------- --------------------------------
TWP CEO Founder's Circle (AI), L.P.                                 44,498                        14,833
--------------------------------------------------------- --------------------------- --------------------------------
TWP CEO Founder's Circle (QP), L.P.                                162,573                        54,191
--------------------------------------------------------- --------------------------- --------------------------------
Thomas Weisel Capital Partners (Dutch), L.P.                        45,058                        15,019
--------------------------------------------------------- --------------------------- --------------------------------
Thomas Weisel Capital Partners (Dutch II), L.P.                     45,058                        15,019
--------------------------------------------------------- --------------------------- --------------------------------
Thomas Weisel Capital Partners Employee Fund, L.P                   15,306                         5,102
--------------------------------------------------------- --------------------------- --------------------------------

Notes to Footnote 6:

The amount reported includes the shares of Common Stock issued upon conversion of the Series J-2 Convertible Preferred Stock issued upon conversion of the 10% Secured Convertible Promissory Note held by the reporting persons as listed in the table below, which conversion occurred automatically upon consummation of Acusphere's initial public offering on October 14, 2003. The conversion price for the conversion of 10% Secured Convertible Promissory Notes into shares of Series J-2 Convertible Preferred Stock was $1.41 except for the note held by Thomas Weisel Capital Partners Employee Fund, L.P. which has a conversion price of $2.33. Each share of Series J-2 Convertible Preferred Stock converted into approximately 0.1667 shares of Common Stock. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary ownership therein.


------------------------------------------------ ------------------------- --------------------- ---------------------
                    Holder                        Amount of 10% Secured      Shares of Series      Shares of Common
                                                  Convertible Promissory     J-2 Convertible      Stock Issued Upon
                                                    Notes held by the        Preferred Stock      Conversion of the
                                                     Holder including          Issued upon            Series J-2
                                                     interest through       conversion of the        Convertible
                                                         10/14/03                 notes            Preferred Stock
------------------------------------------------ ------------------------- --------------------- ---------------------
Thomas Weisel Capital Partners, L.P.                        $6,332,713.81             4,491,286               748,547
------------------------------------------------ ------------------------- --------------------- ---------------------
TWP CEO Founder's Circle (AI), L.P.                           $146,309.37               103,765                17,294
------------------------------------------------ ------------------------- --------------------- ---------------------
TWP CEO Founder's Circle (QP), L.P.                           $534,548.28               379,112                63,185
------------------------------------------------ ------------------------- --------------------- ---------------------
Thomas Weisel Capital Partners (Dutch), L.P.                  $148,154.45               105,074                17,512
------------------------------------------------ ------------------------- --------------------- ---------------------
Thomas Weisel Capital Partners (Dutch II), L.P.               $148,154.45               105,074                17,512
------------------------------------------------ ------------------------- --------------------- ---------------------
Thomas Weisel Capital Partners Employee Fund,                  $50,326.40                21,568                 3,594
L.P
------------------------------------------------ ------------------------- --------------------- ---------------------